SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 5, 2002

                          HOSPITALITY PROPERTIES TRUST
               (Exact name of registrant as specified in charter)

          MARYLAND                    1-11527                   04-3262075
(State or other jurisdiction       (Commission               (I.R.S. employer
      of incorporation)            file number)           identification number)

        400 CENTRE STREET, NEWTON, MASSACHUSETTS           02458
        (Address of principal executive offices)         (Zip code)

        Registrant's telephone number, including area code: 617-964-8389


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                            CERTAIN IMPORTANT FACTORS

This current report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934, as amended. These forward-looking statements include references to repayment of debt with the proceeds from the offering by the Company of its 8.875% Series B Cumulative Redeemable Preferred Shares and its ability to pay distributions. These forward-looking statements are based upon the Company's beliefs and expectations, but they are not guaranteed and may not occur. For example, the Company may or may not repay debt. Investors are cautioned not to place undue reliance upon forward-looking statements.

THE AMENDED AND RESTATED DECLARATION OF TRUST OF THE COMPANY, AMENDED AND RESTATED ON AUGUST 21, 1995, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF
ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, AS SO AMENDED, COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

ITEM 5.  OTHER EVENTS

On December 5, 2002, the Company agreed to issue and sell 3,000,000 shares of a new series of preferred shares, 8.875% Series B Cumulative Redeemable Preferred Shares (the "Series B Preferred Shares"), in a public offering. The Company expects to issue and deliver the 3,000,000 Series B Preferred Shares on or about December 10, 2002. The price to the public will be $25 per share. The Company estimates that the net proceeds from this offering will be about $72.3 million. The Company presently intends to use the net proceeds from this offering to repay $72.3 million outstanding on its revolving bank credit facility. The Company has also granted the underwriters an option to purchase an additional 450,000 Series B Preferred Shares to cover over allotments. The following is a summary of some of the terms and conditions of the Series B Preferred Shares and does not purport to be complete. This summary is subject to, and is qualified by reference to all of the terms and conditions of the Series B Preferred Shares in the related Articles Supplementary and in the Company's Declaration of Trust. The form of Articles Supplementary is filed as an exhibit to this Report.

Holders of Series B Preferred Shares will be entitled to receive cumulative cash dividends at a rate of 8.875% per annum of the $25 per share liquidation preference (equivalent to $2.21875 per annum per share). Beginning in April 2003, distributions on the Series B Preferred Shares will be payable quarterly in arrears on the 15th day of each January, April, July, and October or, if not a business day, the next business day. Dividends on the Series B Preferred Shares will be cumulative from (but excluding) the date of original issuance, which is expected to be December 10, 2002. The Series B Preferred Shares rank senior to the Company's common shares with respect to the payment of dividends and on a parity with the Company's Series A preferred shares.

The Series B Preferred Shares do not have any maturity date, and the Company is not required to redeem the Series B Preferred Shares. The Company may not redeem the Series B Preferred Shares prior to December 10, 2007, except in limited circumstances relating to its continuing qualification as a REIT. On and after December 10, 2007, the Company may, at its option, redeem the Series B Preferred Shares, in whole or from time to time in part, by payment of $25 per share, plus accrued and unpaid distributions through and including the date of redemption.

If the Company is liquidated, dissolved or wound up, holders of the Series B Preferred Shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of the Company's common shares and any other shares of beneficial interest ranking junior to the Series B Preferred Shares as to liquidation rights. The rights of the holders of the Series B Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Company's shares ranked on a parity with the Series B Preferred Shares, including the Company's Series A preferred shares.

Holders of any series of the Company's preferred shares, including the Series B Preferred Shares generally have no voting rights. However, if the Company does not pay distributions on its preferred shares for six or more quarterly periods (whether or not consecutive), the holders of the Series B Preferred Shares, voting together with the holders of any other series of the Company's preferred shares which has similar voting rights, including its Series A preferred shares, will be entitled to vote for the election of

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two additional trustees to serve on its board of trustees until the Company pays all distributions which it owes on its preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares is required for the Company to authorize, create or increase capital shares ranking senior to the Series B Preferred Shares or to amend the Company's declaration of trust in a manner that materially and adversely affects the rights of the Series B Preferred Shares. The Series B Preferred Shares are not convertible into or exchangeable for any other securities or property.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            (c)   Exhibits.

            1.1 Underwriting Agreement, dated as of December 5, 2002 by and among Hospitality Properties Trust and the several underwriters named therein relating to 3,000,000 8.875% Series B Cumulative Redeemable Preferred Shares.

            3.1 Form of Articles Supplementary relating to the 8.875% Series B Cumulative Redeemable Preferred Shares.

            4.1 Form of temporary 8.875% Series B Cumulative Redeemable Preferred Share Certificate.

            8.1   Opinion of Sullivan & Worcester LLP re: tax matters.

            12.1  Computation of Ratio of Earnings to Fixed Charges.

            12.2 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Distributions.

            23.1  Consent of  Sullivan &  Worcester  LLP  (contained  in Exhibit
                  8.1).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HOSPITALITY PROPERTIES TRUST


                                     By:   /s/ Mark L. Kleifges
                                           Mark L. Kleifges
                                           Treasurer and Chief Financial Officer

Date:    December 5, 2002